EXHIBIT 4(12)









TO:   Harrah's Operating Company, Inc. ("Counterparty")
      Attn:  Katie Weien
      Rapidfax: (901) 762-8998

FROM: Bank of America National Trust and Savings Association ("BofA")
      185 Berry Street
      San Francisco, CA 94107
      Derivative Products Operations
      Phone No.: (415) 624-1111
      Rapidfax No.: (415) 624-1101


DATE:  December 21, 1995

RE:   USD  50,000,000.00 Swap Transaction

Dear Sir/Madam:

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

     1. This Confirmation supplements, forms part of, and is subject to, the Interest Rate and Currency Exchange Agreement dated as of May 13, 1993, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     THIS FACSIMILE TRANSMISSION WILL BE THE ONLY WRITTEN COMMUNICATION REGARDING THIS SWAP TRANSACTION. Pursuant to ISDA guidelines, this facsimile transmission will be sufficient for all purposes to evidence a binding supplement to the Agreement. However, should you have an internal requirement for confirmations with an original signature, we request that you sign and return this Confirmation by facsimile, whereupon, we will add an original signature to the fully executed Confirmation, and forward it to you by mail.






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December 21, 1995
Page 2



     2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:                        USD  50,000,000.00
Trade Date:                             December 20, 1995
Effective Date:                         December 22, 1995
Termination Date:                       March 22, 2000, subject to adjustment in
                                        accordance with the Modified Following
                                        Business Day Convention

Fixed Amounts:

     Fixed Rate Payer:                  Counterparty

     Fixed Rate Payer Payment Dates:    The 22nd of every March, June,
                                        September and December, beginning
                                        with March 22, 1996 and ending on
                                        and including the Termination Date

     Fixed Amount:                      Calculation x Fixed x Fixed Rate Day
                                        Amount        Rate    Count Fraction

     Fixed Rate:                        6.94500%

     Fixed Rate Day Count Fraction:     Actual/360

Floating Amounts:

     Floating Rate Payer:               BofA

     Floating Rate Payer
     Payment Dates:                     Same as Fixed Rate Payor Payment Dates

     Floating Rate for Initial
     Calculation Period:                5.66797%

     Floating Rate Option:              USD-LIBOR-BBA

     Designated Maturity:               Three (3) Months

     Spread:                            None














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December 21, 1995
Page 3



     Floating Rate Day
     Count Fraction:               Actual/360

     Reset Dates:                  First day of each Calculation Period

     Compounding:                  Inapplicable

Business Day:                      New York and London

Business Day Convention:           Modified Following

Calculation Agent:                 BofA

3.   Account Details

     Payments to BofA:             Fed Funds to Bank of America NT and SA
                                   San Francisco ABA NO. 1210-0035-8 BISD
                                   Acct No. 33006-83980  Attn:  IRS
                                   Operations

     Payments to Counterparty:     Fed Funds to First Tennessee Bank
                                   Memphis Tennessee ABA No. 0840-
                                   0002-6 Account Harrah's Operating
                                   Co. Inc. Account No. 841-900

4.   Offices:

     Office of BofA:               The San Francisco Head Office

     Office of Counterparty:       Memphis, TN

Variations to the Agreement
for this Swap Transaction:         None

     Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a telex or letter, within 24 hours of receipt of this Confirmation to Bank of America NT & SA San Francisco Telex No. 249839 Answer Back OPRST UR or Rapifax No. 415-624-1101
Attention: Derivative Products Operations, substantially in the form below:

Quote

     We acknowledge receipt of your rapidfax dated December 21, 1995 with respect to the Swap Transaction entered into on December 20, 1995 between Harrah's Operating Company, Inc.














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December 21, 1995
Page 4



and Bank of America National Trust and Savings Association with a Notional Amount of USD 50,000,000.00 and a Termination Date of March 22, 2000, and confirm our agreement to be bound by the terms specified in such rapidfax.

Unquote

                                                        Yours sincerely,



                                                   For and on behalf of:
                                                   Bank of America National
                                                   Trust and Savings Association


                                          By:      /s/Robert Oxenburgh
                                                   ------------------------
                                          Name:    Robert Oxenburgh
                                                   ------------------------
                                          Title:    Vice President
                                                   ------------------------

Confirmed as of the
date first above written:
Harrah's Operating Company, Inc.


By:      /s/William S. McCalmont          By:
        ---------------------------                ------------------------
Name:   William S. McCalmont              Name:
        ---------------------------                ------------------------
Title:  Vice President & Treasurer        Title:
        ---------------------------                ------------------------




LC(51220S1Z)